Exhibit (14)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders of

Forward Funds:

We consent to the incorporation by reference, in this Registration Statement on Form N-14 (the “Registration Statement”), our report dated February 26, 2018 with respect to the financial statements and financial highlights appearing in the December 31, 2017 Annual Report to Shareholders and to the references to us under the headings “Experts” and “Financial Highlights of the Funds” in the combined information statement/Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which constitute parts of the Registration Statement.

We also consent to the references to our Firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information in the Registration Statement on Form N-1A (File Nos. 033-48940 and 811-06722), incorporated by reference into this Registration Statement.

/s/ KPMG LLP

Columbus, Ohio

August 17, 2018